UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2006

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number) Identification No.)	(I.R.S. Employer

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Employment Agreements

On January 23, 2006, Carrizo Oil & Gas, Inc. (the “Company”) entered into amendments, effective January 23, 2006, to its employment agreements with each of S.P. Johnson IV, President and Chief Executive Officer, Paul F. Boling, Chief Financial Officer, Vice President, Treasurer and Secretary, Gregory E. Evans, Vice President of Exploration, and J. Bradley Fisher, Vice President and Chief Operating Officer. Each amendment modifies the executive’s employment agreement such that, among other things:

(1) In order for an event to constitute good reason (as defined in the employment agreement), the executive must provide the Company with notice within 180 days after the occurrence of the event giving rise to the claim for good reason and an opportunity to cure the event within 60 days after the receipt of such notice;

(2) The duration of the noncompete covenant is reduced from two years to one year after termination, and a one year nonsolicitation covenant is added; and

(3) In the event of a dispute following the executive’s termination, (a) the parties are required to submit the dispute to arbitration; (b) the Company is only required to pay the executive’s attorneys fees pending a dispute if the termination occurred within two years after a change in control (as defined in the employment agreement) or, in the case of a termination before a change in control, if the termination was not initiated by the executive (with or without good reason) ; and (c) the Company is only required to pay the executive severance pending resolution of a dispute in the case of a termination within two years after a change in control.

In addition, the amendment to the employment agreement with Mr. Fisher provides that, in the event the executive’s employment is terminated without cause, for good reason or upon his death, the executive will no longer be allowed to choose to receive a cash payment in lieu of his outstanding equity compensation awards valued at the highest price paid for a share of the Company’s common stock by specified persons during his term of employment or the period six months prior to the effective date of his employment agreement.

The amendment to the employment agreement with Mr. Evans also removes the provision that provided that, in the event the executive violates the noncompete covenant, the Company would have had the option to cancel all his outstanding stock options or any shares of restricted stock which otherwise would have vested on termination of employment.

Bayless Employment Agreement

On January 23, 2006, the Company entered into an employment agreement (the “New Agreement”) with Jack Bayless, Vice President of Land. Under the New Agreement, the executive will receive an annual base salary of $175,000 and an annual bonus in an amount comparable to the annual bonus of other Company executives, taking into account the executive’s position and responsibilities. The executive’s salary is subject to periodic review and the New Agreement provides for increases consistent with increases in base salary generally awarded to other executives of the Company. The New Agreement entitles the executive to participate in all of the Company’s incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate.

The New Agreement has an initial term of one year; provided that, on the effective date and on every day thereafter, the term of the New Agreement is automatically extended for one day, such that the remaining term of the New Agreement will never be less than one year. Both the Company and the executive may terminate the executive’s employment at any time. Upon termination of employment on account of disability or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as “for cause” in the New Agreement), or if employment is terminated by the executive either (x) for any reason (including by reason of death) during a 60 day period following the elapse of one year after a change of control (as defined in the New Agreement) (the “Window Period”) or (y) with good reason (as defined in the New Agreement), the executive will generally be entitled to (i) an immediate lump sum cash payment equal to his annual base salary that would have been payable for the remainder of the term of the New Agreement discounted at 6%, (ii) continued participation in all the Company’s welfare benefit plans and continued life insurance and medical benefits coverage for the remainder of the term of the New Agreement, (iii) a pro-rated bonus for the year of termination, and (iv) the immediate vesting of any stock options or restricted stock previously granted to the executive and outstanding as of the time immediately prior to the date of his termination, and an extension of the period of exercisability of any such awards until the earlier of (A) one year following his date of termination or (B) the date such awards would have lapsed had the executive remained employed for the remaining term.

If the termination is after or in anticipation of a change of control, the assumed remaining employment period for purposes of calculating the lump sum described above in clause (i) shall be 18 months, and the executive will be entitled to a gross-up payment to offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code. If the executive’s employment terminates upon his death and other than in a Window Period, the Company will pay a sum equal to his annual base salary for the remaining term of the New Agreement, reduced by the amount payable under any life insurance policies to the extent that such amounts are attributable to premiums paid by the Company, a prorated annual bonus for the year of death, continued welfare benefits for the executive’s dependents for one year following death and immediate vesting and extension of exercisability of equity awards as described above. Upon any termination of employment by the Executive without Good Reason and not during a Window Period, the executive has agreed to be subject to a noncompetition and nonsolicitation covenant for one year following termination.

In addition, the New Agreement includes the terms of the employment agreement amendments with other executives described above.

Restricted Stock Grants

On January 23, 2006, Messrs. Boling, Evans and Fisher received awards of 25,000, 25,000 and 35,000 shares of restricted stock, respectively, granted by the Compensation Committee of the Board of Directors pursuant to the Company’s Incentive Plan with the terms and conditions contained in the form of Employee Restricted Stock Award Agreement that is attached to this Current Report on Form 8-K as Exhibit 10.6. The shares of restricted stock will vest in full on the date 30 months following the date of grant, provided that the executive has been in the continuous employment of the Company through such date (subject to the terms of the relevant employment agreement, which provides accelerated vesting in certain circumstances as described above). Also on January 23, 2006, Mr. Bayless received an award of 15,000 shares of restricted stock with the terms and conditions contained in the Restricted Stock Award Agreement that is attached to this Current Report on Form 8-K as Exhibit 10.7. The shares of restricted stock awarded to Mr. Bayless will vest in one-third increments on each of the first three anniversaries of his start date beginning on October 15, 2006, provided that he has been in the continuous employment of the Company through such date (subject to the terms of the employment agreement for Mr. Bayless, which provides accelerated vesting in certain circumstances as described above).

_____________________________

The foregoing descriptions of the amendments to the employment agreements, the New Agreement and the Employee Restricted Stock Award Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report and incorporated by reference herein.

Item 9. 01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and S.P. Johnson IV effective January 23, 2006.

10.2	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and Paul F. Boling effective January 23, 2006.

10.3	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and Gregory E. Evans effective January 23, 2006.

10.4	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and J. Bradley Fisher effective January 23, 2006.

10.5	Employment Agreement between Carrizo Oil & Gas, Inc. and Jack Bayless effective January 23, 2006.

10.6	Form of Employee Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc.

10.7	Employee Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc. granted to Jack Bayless effective January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:  /s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date:  January 27, 2006

EXHIBIT INDEX

No.  Description

10.1	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and S.P. Johnson IV effective January 23, 2006.

10.2	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and Paul F. Boling effective January 23, 2006.

10.3	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and Gregory E. Evans effective January 23, 2006.

10.4	Amendment to Employment Agreement between Carrizo Oil & Gas, Inc. and J. Bradley Fisher effective January 23, 2006.

10.5	Employment Agreement between Carrizo Oil & Gas, Inc. and Jack Bayless effective January 23, 2006.

10.6	Form of Employee Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc.

10.7	Employee Restricted Stock Award Agreement under the Incentive Plan of Carrizo Oil & Gas, Inc. granted to Jack Bayless effective January 23, 2006.